UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

FPB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 SE Port St. Lucie Boulevard, FL	34952
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2011, John S. Leighton, III, resigned from FPB Bancorp, Inc.’s (“FPB”) Board of Directors, in order to pursue other interests.

ITEM 8.01. Other Events.

On February 2, 2011, FPB wholly-owned subsidiary, First Peoples Bank (the “Bank”), received a Supervisory Prompt Corrective Action Directive (the “Directive”) effective as of January 28, 2011 (the “Effective Date”) from the Federal Deposit Insurance Corporation (“FDIC”). The FDIC issued the Directive due to the Bank’s failure to submit an acceptable capital restoration plan to the FDIC, the deteriorating condition of the Bank and management’s failure to improve the condition of the Bank. The Directive requires that: (1) within 30 days of the Effective Date (by February 27, 2011), the Bank must comply with the requirements of its Consent Order by attaining a Tier 1 Leverage Capital Ratio of 8% and a Total Risk Based Capital Ratio of 11% and (2) within 10 days of the Effective Date (by February 7, 2011) submit an acceptable capital restoration plan to the FDIC, which expressly provides that the Bank will attain such capital levels. We have requested that the FDIC extend this deadline until February 11, 2011.

The Directive further requires that if the Bank does not increase its capital to such levels by February 27, 2011, the Bank must take any necessary action for the Bank to be acquired by, or merged into, another financial institution.

If the Bank fails to satisfy the requirements of the Directive, it is likely that the FDIC or the Florida Office of Financial Regulation will take further regulatory enforcement action against the Bank, including the closure of the Bank and the placement of it into receivership with the FDIC.

The Directive also prohibits the Bank from: (1) making any payments on its subordinated debt or paying any capital distributions or dividends; (2) providing certain compensation to senior executive officers or excessive compensation or bonuses generally; (3) accepting, renewing or rolling over any brokered deposits; (4) paying interest on deposits in excess of FDIC-established market rates; and (5) acquiring any interest in any company, establishing any branches, engaging in any new line of business, entering into any material transaction outside the ordinary course of business, extending credit for any highly leveraged transaction, amending its Articles of Incorporation or Bylaws, materially changing its accounting methods, or engaging any certain transactions with affiliates (including FPB), without the FDIC’s prior approval. Furthermore, the Directive requires the Bank to alter, reduce or terminate any activity the FDIC determines poses excessive risk to the Bank.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Supervisory Prompt Corrective Action Directive for First Peoples Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)
Date: February 7, 2011

/s/ Nancy E. Aumack
Nancy E. Aumack
Chief Financial Officer